UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 7, 2000

CV THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive

Palo Alto, California 94304

(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500

(Registrant’s Telephone Number, including Area Code)

ITEM 5.  OTHER EVENTS

On April 20, 2001, the Registrant filed a Registration Statement on Form S-3, which Registration Statement was amended pursuant to Amendment No. 1 to the Registration Statement filed on May 24, 2001 and Amendment No. 2 to the Registration Statement filed on July 23, 2001, registering up to an aggregate of $190,000,000 of the Registrant’s Common Stock, $100,000,000 of which was carried over from a Registration Statement on Form S-3 that the Registrant filed on July 19, 2000, and $85,000,000 of which was carried over from a Registration Statement on Form S-3 that the Registrant filed on January 4, 2001, pursuant to Rule 429 of the Securities Act of 1933, as amended.  As an exhibit to the Registration Statement, the Registrant attached the Amended and Restated Common Stock Purchase Agreement, effective as of August 7, 2000, by and between the Registrant and Acqua Wellington North American Equities Fund, Ltd., pursuant to which the Registrant may sell to Acqua Wellington, at a discount to the market price, up to $149,000,000 in shares.

On August 9, 2002, the Registrant sold an aggregate of 561,037 shares of its common stock to Acqua Wellington in accordance with the terms of the Agreement at an average price of $22.28 per share.  The total purchase price for all of these shares was $12.5 million.  The offering price of these shares was established with reference to prices of the Registrant’s common stock on the Nasdaq National Market for the period beginning July 31, 2002 and ending August 6, 2002, net of a discount of 5.0% per share.  In connection with this sale, the Registrant is filing, as Exhibit 5.1 hereto, an opinion of its counsel, Latham & Watkins.

The foregoing description is qualified in its entirety by reference to the following document, which is incorporated herein by reference:  Amended and Restated Common Stock Purchase Agreement, dated as of August 7, 2000, by and between the Registrant and Acqua Wellington, a copy of which was filed as Exhibit 4.6 to Registration Statement Number 333-59318 filed by the Registrant on April 20, 2001.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

 (c)          Exhibits.

5.1                                 Opinion of Latham & Watkins.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2002	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman
Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)